Exhibit 99.1
Press Release Dated November 2, 2007

NEWS RELEASE
November 2, 2007

Farmers Capital Bank Corporation Announces Quarterly Dividend

Frankfort, Kentucky – Farmers Capital Bank Corporation (Nasdaq:  FFKT) (the “Company”) announced today that its Board of Directors approved a quarterly cash dividend on the Company’s common stock of $0.33 per share. The dividend is payable on January 1, 2008 to shareholders of record at the close of business on December 1, 2007. The Company currently has approximately 7.4 million shares outstanding.

Farmers Capital Bank Corporation is a financial holding company headquartered in Frankfort, Kentucky.  The Company operates 36 banking locations in 23 communities throughout Central and Northern Kentucky, a leasing company, a data processing company, a mortgage company, and an insurance company.  Its stock is publicly traded on the NASDAQ Stock Market LLC exchange in the Global Market tier under the symbol:  FFKT.

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